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                                                      OTHER EXHIBITS - EXHIBIT 6



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the caption "Independent Auditors" and to the use of our report dated February 10, 1999, as to the Platinum Investor Divisions of American General Life Insurance Company Separate Account VL-R, and February 16, 1999, as to American General Life Insurance Company, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-42567) of American General Life Insurance Company Separate Account VL-R.



                                                      /s/  ERNST & YOUNG LLP
                                                      ----------------------
                                                      Ernst & Young LLP


Houston, Texas
April 20, 1999